Exhibit 16.1

[SLGG LETTERHEAD]

December 7, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Telegen Corporation’s Statements included under Item 4.01 of its Form 8-K filed on December 7, 2006, and we agree with such statements concerning our Firm.

Sincerely,

/s/ Singer, Lewak, Greenbaum & Goldstein, LLP